EXIBIT 10.8

MANAGEMENT STOCKHOLDER’S AGREEMENT

This MANAGEMENT STOCKHOLDER’S AGREEMENT (this “Agreement”) is entered into as of February 8, 2005 (the “Effective Date”) by and among Protection One, Inc., a Delaware corporation (the “Company”), POI Acquisition, L.L.C., a Delaware limited liability company (“POI Acquisition”), Quadrangle Master Funding Ltd, a Cayman Islands limited liability company (“QDRF”) and the undersigned person (the “Management Stockholder”) (the Company, POI Acquisition, QDRF and the Management Stockholder being hereinafter collectively referred to as the “Parties”).

WHEREAS, (i) POI Acquisition owns two-thirds of the outstanding shares of common stock of POI Acquisition I, Inc. (“PAII”), which directly owns approximately 88% of the outstanding shares of common stock of the Company prior to the Restructuring, and QDRF owns one-third of the outstanding shares of common stock of PAII and (ii) POI Acquisition owns two-thirds of the lenders’ rights under a revolving Credit Facility with Protection One Alarm Monitoring, Inc. (“POAM”), a wholly-owned subsidiary of the Company, dated December 21, 1998 (as modified, amended, renewed, extended or restated from time to time, the “Credit Facility”) and QDRF owns one-third of the lenders’ rights under the Credit Facility;

WHEREAS, pursuant to an exchange agreement dated as of November 12, 2004 (as amended, modified or supplemented, the “Exchange Agreement”), by and among the Company, POAM, POI Acquisition, PAII and QDRF, in connection with discharge of certain indebtedness under the Credit Facility, the Company will issue 10,666,667 shares of Common Stock to POI Acquisition and 5,333,333 shares of Common Stock to QDRF (the “Restructuring”);

WHEREAS, in connection with the Restructuring, the Management Stockholder wishes to acquire the number of shares of Common Stock set forth herein; and

WHEREAS, the execution and delivery of this Agreement by the Parties hereto is a condition precedent to the consummation of the Restructuring pursuant to Section 4.6 of the Exchange Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and in the Exchange Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

SECTION 1.                                Definitions and Terms.

1.1                                 Definitions:  As used in this Agreement, the following capitalized terms shall have the following meanings:

“Affiliate” shall mean, with respect to any entity, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such entity.  For the purposes of this definition, control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person (as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act), whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Cash Equivalents” shall mean any of the following:

(1)                                  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2)                                  marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition of the United States (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;

(3)                                  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Services, or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500 million; or

(4)                                  commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof.

“Common Stock” shall mean the shares of common stock, $0.01 par value per share, of the Company.

“Company” shall have the meaning set forth in the introductory paragraph.

“Drag-Along Rights” shall have the meaning set forth in Section 5.2(a) hereof.

“Effective Date” shall have the meaning set forth in the introductory paragraph.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Holder” shall have the meaning set forth in Section 6.2 hereof.

“Management Stockholder” shall have the meaning set forth in the introductory paragraph.

“Management Stockholder’s Estate” shall mean, as used in Section 3.1(b), the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Management Stockholder.

“Management Stockholder’s Trust” shall mean, as used in Section 3.1(c), a partnership, limited liability company, corporation, trust or custodianship, the beneficiaries of which may include only the Management Stockholder, his or her parents, his or her spouse (or ex-spouse) or lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

“Marketable Securities” shall mean securities that are traded on an established securities exchange, reported through an established over-the-counter trading system or otherwise traded over-the-counter.

“Offeror” shall have the meaning set forth in Section 4.1 hereof.

“Other Selling Stockholders” shall mean any holders of shares of Common Stock, other than the Management Stockholder and POI Acquisition, possessing tag-along rights, drag-along rights or registration rights of similar terms and conditions as those provided to the Management Stockholder pursuant to this Agreement.

“Parties” shall have the meaning set forth in the introductory paragraph.

“Permanent Disability” shall mean “Disability” or “Permanent Disability” (as applicable) as such term may be defined in any employment agreement or change-in-control agreement in effect at the time of termination between the Management Stockholder and the Company or any of its Affiliates; or, if there is no such employment or change-in-control agreement, “Permanent Disability” shall mean the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

“Permitted Transfer” shall mean:  (i) a transfer to an Affiliate, (ii) a Registered Sale or (iii) a Rule 144 Sale.

“Piggyback Registration” shall have the meaning set forth in Section 6.1.

“Piggyback Shares” shall have the meaning set forth in Section 6.2.

“POI Acquisition” shall have the meaning set forth in the introductory paragraph.

“Purchase Stock” shall have the meaning set forth in Section 2.1 hereof.

“QDRF” shall have the meaning set forth in the introductory paragraph.

“Qualified Public Offering” shall mean (i) an underwritten public offering (either primary or secondary) of shares of Common Stock that is registered under the Securities Act with an aggregate offering value of at least $40 million or (ii) an offering of shares of Common Stock that is registered under the Securities Act in connection with a merger, consolidation, exchange offer (but not an exchange offer for securities of the Company or any of its subsidiaries) or other business combination transaction, in each case with an aggregate offering value (based on the fair market value of the shares of Common Stock offered determined as of the date of the closing of the applicable transaction) of at least $40 million.

“Qualified Sale” shall mean the first transaction that results in the Quadrangle Parties (which has the meaning ascribed thereto in the Exchange Agreement) and their Affiliates, as a group, having sold, assigned or otherwise transferred (including, without limitation, by merger, consolidation or distribution), in one or more transaction, to one or more parties that are not affiliated with the Quadrangle Parties, an aggregate of at least 60% of the aggregate number of shares , adjusted in accordance with Section 10 below, of Common Stock owned by the Quadrangle Parties, as a group, on the Effective Date.

“Registered Sale” shall mean a sale of shares of Common Stock effected pursuant to an effective registration statement under the Securities Act.

“Restructuring” shall have the meaning set forth in the recitals.

“Rule 144 Sale” shall mean a sale of shares of Common Stock pursuant to Rule 144 promulgated under the Securities Act (or any similar rule then in effect).

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time and the rules and regulations promulgated thereunder.

“Tag-Along Rights” shall have the meaning set forth in Section 5.1(b) hereof.

“Third Party Offer” shall have the meaning set forth in Section 4.1 hereof.

“Transfer” shall have the meaning set forth in Section 3.1 hereof.

“Underwritten Offering” shall mean a distribution, registered pursuant to the Securities Act, in which securities of the Company are sold to the public through one or more underwriters in a “firm commitment” underwriting.

1.2                       When used in this Agreement, the term “including” shall be deemed to mean “including, without limitation”, all references to “dollars” or “$” are to United States dollars, the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.                                Purchase of Common Stock.

2.1                       Subject to the terms and conditions hereinafter set forth, at the Effective Date, the Company shall, or shall cause its duly authorized agent to, issue and deliver to Management Shareholder the number of shares of Common Stock specified on the signature page hereto (such shares, the “Purchase Stock”), and in consideration for such issuance and delivery, the Management Shareholder shall, or shall cause its duly authorized agent to, pay to the Company in immediately available funds the amount specified on the signature page hereto.

2.2                                 The Effective Date shall be the same date as the “Closing Date” under the Exchange Agreement.

SECTION 3.                                Transfers.

3.1                       The Management Stockholder agrees not to, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise distribute or dispose of (any of the foregoing acts being referred to herein as a “transfer”), shares of Purchase Stock at any time prior to the date of consummation of the earlier of a Qualified Public Offering or a Qualified Sale; provided, however, that during such period the Management Stockholder may transfer shares of Purchase Stock pursuant to any of the following exceptions:

(a)          a transfer made pursuant to and in accordance with Sections 3.2, 4, 5 or 6 hereof;

(b)         a transfer upon the death or Permanent Disability of the Management Stockholder to the Management Stockholder’s Estate or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of shares of Purchase Stock in accordance with the terms of this Agreement; provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof;

(c)          a transfer made in compliance with the federal securities laws to a Management Stockholder’s Trust, provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof; and

(d)         other transfers permitted, in writing, by POI Acquisition acting in its sole discretion.

No transfer of any such shares in violation hereof shall be made or recorded on the books of Company and any such transfer shall be void ab initio and of no effect.

3.2                       Notwithstanding the provisions of Section 3.1 above, if, at any time prior to the date of consummation of the earlier of a Qualified Public Offering or a Qualified Sale, POI Acquisition has transferred shares of Common Stock held by it (after giving effect to the Restructuring) as of the Effective Date, other than to an Affiliate, the Management Stockholder shall be permitted to transfer, in the aggregate (including transfers made pursuant to Sections 4, 5 and 6 hereof), the Pro Rata Portion (as defined below) of his or her shares of Purchase Stock.  As used in this subsection, “Pro Rata Portion” shall mean a fraction, the numerator of which is equal to the number of shares of Common Stock transferred by POI Acquisition, other than to an Affiliate, and the denominator of which is the aggregate number of shares of Common Stock held (after giving effect to the Restructuring) by POI Acquisition as of the Effective Date.

SECTION 4.                                Right of First Refusal.

4.1                       If, at any time prior to the date of consummation of the earlier of a Qualified Public Offering or a Qualified Sale, the Management Stockholder receives a bona fide offer to purchase any or all shares of his or her Purchase Stock (such shares, the “Offered Shares” and such offer, the “Third Party Offer”) from one or more third parties (the “Offeror”) (other than a transfer made pursuant to and in accordance with Section 3.1(b), Section 3.1(c), Section 3.1(d), Section 3.2, Section 5 or Section 6), which the Management Stockholder wishes to accept, the Management Stockholder shall notify POI Acquisition and QDRF (the “Quadrangle Purchasers”) in writing of his or her wish to accept the Third Party Offer.  The Management Stockholder’s notice to each Quadrangle Purchaser shall contain an irrevocable offer to sell the Offered Shares to such Quadrangle Purchaser (in the manner and subject to the provisions set forth below) at a purchase price equal to the price contained in, and on substantially the same terms and conditions of, the Third Party Offer.  At any time within fifteen (15) days after the date of the receipt by a Quadrangle Purchaser of the Management Stockholder’s notice, such Quadrangle Purchaser shall have the right and option to purchase, or to arrange for a third party (including, for purposes of this sentence, the Company) to purchase, up to its pro rata portion of the Offered Shares based on the number of shares of Common Stock held by each such Quadrangle Purchaser at the time the calculation is made relative to the aggregate number of shares of Common Stock held by all of the Quadrangle Purchasers at such time and, in the event that a Quadrangle Purchaser does not elect to purchase its pro rata portion of the Offered Shares, then the other Quadrangle Purchaser shall be entitled to purchase any such Offered Shares not elected to be purchased; provided, that any Quadrangle Purchaser electing to purchase Offered Shares shall notify the other Quadrangle Purchaser at least two days prior to tendering payment for such shares pursuant to Section 4.2.

4.2                       A Quadrangle Purchaser shall exercise its right of first refusal by delivering a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Management Stockholder provides to the Quadrangle Purchaser wire transfer instructions) (and any such non-cash consideration to be paid) to the Management Stockholder against delivery of certificates or other instruments representing the Offered Shares so purchased, appropriately endorsed by the Management Stockholder.  If at the end of the 15-day period, the Quadrangle Purchaser(s) have not tendered the purchase price for any of the Offered Shares in the manner set forth above, the Management Stockholder may, during the succeeding 60-day period, sell to one or more third parties some or all of the Offered Shares on terms no less favorable to the Management Stockholder than those contained in the Third Party Offer.  Promptly after such sale, the Management Stockholder shall notify the Quadrangle Purchasers of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Quadrangle Purchasers.  To the extent that, at the end of sixty (60) days following the expiration of the 15-day period during which the Quadrangle Purchasers are entitled hereunder to purchase the Offered Shares, the Management Stockholder has not completed the sale of all Offered

Shares, all of the restrictions on sale, transfer or assignment contained in this Agreement shall, to the extent applicable, again be in effect with respect to any Offered Shares that have not been sold.

SECTION 5.                                Tag-Along and Drag-Along Rights.

5.1                       Tag-Along Rights.

(a)                        In the event that POI Acquisition proposes to transfer (other than by way of a Permitted Transfer) a number of shares of Common Stock representing at least 25% of the total number of shares of Common Stock outstanding at such time (any of the foregoing, a “Sale”) at any time prior to the date of consummation of the earlier of a Qualified Public Offering or a Qualified Sale, then unless POI Acquisition is entitled to give and does give a Drag-Along Notice pursuant to Section 5.2, POI Acquisition shall give notice (a “Notice of Intention to Sell”) to the Management Stockholder and the Company promptly, and in any event not more than ten (10) days after the execution and delivery by all the parties thereto of the definitive agreement relating to the Sale, setting forth in reasonable detail the terms and conditions of such proposed Sale, including the number of shares of Common Stock proposed to be so transferred, the name of the third party purchaser, the proposed amount and the form of consideration.  In the event that the terms and/or conditions set forth in the Notice of Intention to Sell are thereafter amended in any respect, POI Acquisition shall give written notice (an “Amended Notice”) of the amended terms and conditions of the proposed Sale promptly to the Management Stockholder and the Company.

(b)                       The Management Stockholder shall have the right, exercisable upon written notice to POI Acquisition within 20 days after the Management Stockholder’s receipt of any Notice of Intention to Sell, or, if later, within 20 days of the Management Stockholder’s receipt of the most recent Amended Notice, to participate in the proposed Sale by POI Acquisition to the proposed purchaser on the terms and conditions set forth in such Notice of Intention to Sell or the most recent Amended Notice, as the case may be (such participation rights being hereinafter referred to as “Tag-Along Rights”).  The Management Stockholder may participate with respect to shares of his or her Purchase Stock in an amount equal to the product obtained by multiplying (i) the aggregate number of shares of his or her Purchase Stock at the time of Management Stockholder’s receipt of the Notice of Intention to Sell by (ii) a fraction, the numerator of which is equal to the number of shares of Common Stock proposed to be sold or transferred by POI Acquisition and the denominator of which is the aggregate number of shares of Common Stock owned by the POI Acquisition.  If the Management Stockholder has not notified POI Acquisition of his or her intent to exercise tag-along rights 20 days after receipt of the Notice of Intention to Sell or, if later, within 20 days of receipt of an Amended Notice, the Management Stockholder shall be deemed to have elected not to exercise such tag-along rights with respect to the Sale contemplated by such Notice of Intention to Sell or such Amended Notice, as the case may be (in the case of an Amended Notice, regardless of its election pursuant to the Notice of Intention to Sell relating to such Sale).  If the number of shares of Common Stock elected to be sold by POI Acquisition and the Management Stockholder, in addition to the number of shares of Common Stock elected to be sold by Other Selling Stockholders pursuant to similar tag-along rights as those contained in this Agreement, is greater than the number of shares of Common Stock specified in the Notice of Intention to Sell, the number of shares of Common Stock being sold by each such holder shall be reduced such that the applicable holder shall be entitled to (and obligated to) sell only its pro rata portion of the number of shares of Common Stock specified in the Notice of Intention to Sell (based on the number of shares of Common Stock owned by such holder to the total number of shares of Common Stock owned by all of such electing holders).  If the Management Stockholder elects not to include the maximum number of shares of his or her Purchase Stock that would have been permitted for inclusion in a proposed Sale, POI Acquisition and the Other Selling Stockholders may sell in the proposed Sale a number of additional shares of Common Stock owned by any of them equal to their pro rata portion of the number of shares of Common Stock eligible to be included in the proposed Sale and not so elected to be included (based on the number of shares of Common Stock owned by such holder to the total number of shares of Common Stock owned by all of such electing holders).

(c)                        If the Management Stockholder exercises its rights under this Section 5.1, the closing of the sale of the shares of Common Stock with respect to which such rights have been exercised will take place concurrently with the closing of the sale of the shares of Purchase Stock to the purchaser.

(d)                       In connection with any Sale pursuant to this Section 5.1, the Management Stockholder shall make to the purchaser in the Sale the same representations, warranties, covenants, indemnities and agreements as POI Acquisition makes in connection with the proposed Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to POI Acquisition, the Management Stockholder exercising his or her “tag-along” rights shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to his or herself); provided, that all representations, warranties, covenants and indemnities shall be made by POI Acquisition, the Management Stockholder and any Other Selling Stockholders severally and not jointly.  Each of POI Acquisition, the Management Stockholder and any Other Selling Stockholders participating in the Sale will be responsible for funding its proportionate share of any escrow arrangements in connection with the Sale and for its proportionate share of any withdrawals therefrom.  All fees, commissions, adjustments to purchase price, expenses and indemnities of POI Acquisition, the Management Stockholder and any Other Selling Stockholders thereunder shall be borne by each of them on a pro rata basis based on the number of shares of Common Stock sold by each of them in such Sale.

5.2                       Drag-Along Rights.

(a)                        If at any time prior to the date of consummation of the earlier of a Qualified Public Offering or a Qualified Sale, (i) POI Acquisition receives a bona fide offer from any third party who is not an Affiliate of either the Company or POI Acquisition to purchase (including a purchase by merger, consolidation or similar transaction) 100% of the shares of Common Stock owned by POI Acquisition at such time, (ii) at least 90% of the fair market value of the consideration to be received by POI Acquisition in such offer is in the form of cash, Cash Equivalents or Marketable Securities and (iii) such offer is accepted by POI Acquisition, then the Management Stockholder hereby agrees that, if requested by POI Acquisition, it will transfer to such purchaser, subject to Section 5.2(b), on the terms of the offer so accepted by POI Acquisition, including time of payment, form of consideration and adjustments to purchase price, all of the shares of his or her Purchase Stock (the “Drag-Along Rights”).

(b)                       POI Acquisition will give notice (the “Drag-Along Notice”) to the Management Stockholder of any proposed transfer giving rise to the rights of POI Acquisition set forth in Section 5.2(a) (a “Drag-Along Sale”) not more than 10 days after the execution and delivery by all of the parties thereto of the definitive agreement relating to the Drag-Along Sale and, in any event, no later than 20 days prior to the closing date for such Drag-Along Sale.  The Drag-Along Notice will set forth the number of shares of Common Stock proposed to be so transferred, the name of the purchaser, the proposed amount and form of consideration, the number of shares of Common Stock sought and the other terms and conditions of the offer.  The Management Stockholder shall make to the purchaser in the Drag-Along Sale the same representations, warranties, covenants, indemnities and agreements as POI Acquisition makes in connection with the proposed Drag-Along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to POI Acquisition, the Management Stockholder subject to this Drag-Along Rights shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to his or herself); provided, that all representations, warranties, covenants and indemnities shall be made by POI Acquisition, the Management Stockholder and any Other Selling Stockholders severally and not jointly.  Each of POI Acquisition, the Management Stockholder and any Other Selling Stockholders participating in the Drag-Along Sale will be responsible for funding its proportionate share of any escrow arrangements in connection with the Drag-Along Sale and for its proportionate share of any withdrawals therefrom.  All fees, commissions, adjustments to purchase price, expenses and indemnities of POI Acquisition, the Management Stockholder and any Other Selling Stockholders under the applicable transaction agreement shall be borne by each of them on a pro rata basis based on the number of shares of Common Stock sold by each of them in such Drag-Along Sale.  If the Drag-Along Sale is not consummated within 90 days from the date of the Drag-Along Notice (subject to extension to obtain any necessary regulatory approvals), POI Acquisition must deliver another Drag-Along Notice in order to exercise their rights under this Section 5.2 with respect to such Drag-Along Sale.

SECTION 6.                                “Piggyback” Registration Rights.

6.1                       Right to Piggyback.  If the Company proposes to file a Registration Statement, whether or not for sale for the Company’s own account, on a form and in a manner that would also permit registration of shares of Purchase Stock (other than in connection with a registration statement on Forms S-4 or S-8 or any similar or successor form), the Company shall give to the Management Stockholder written notice of such proposed filing at least thirty (30) days before the anticipated filing.  The notice referred to in the preceding sentence shall offer the Management Stockholder the opportunity to register such amount of shares of Purchase Stock as the Management Stockholder may request (a “Piggyback Registration”).  Subject to Section 6.3, the Company will include in each such Piggyback Registration (and any related qualification under state blue sky laws and other compliance filings, and in any underwriting involved therein) any shares of Purchase Stock with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the written notice from the Company is given.  The Management Stockholder will be permitted to withdraw all or part of the shares of his or her Purchase Stock from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

6.2                       Priority on Piggyback Registrations.  The Company will use its reasonable best efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit the Management Stockholder, along with POI Acquisition and any Other Selling Stockholders having similar piggyback rights (together, the “Holders”), if requested to be included in the registration for such offering, to include therein all such shares of Common Stock requested to be so included (such securities, the “Piggyback Shares”) on the same terms and conditions as any securities of the Company included therein (other than the indemnification by the Holders, provided, that the Holders give customary covenants, representations and warranties).  The Company shall cooperate with the Management Stockholder in order to seek to limit any representations and warranties to, or agreements with, the Company or the underwriters to be made by the Management Stockholder only to those representations, warranties or agreements regarding such Management Stockholder, such Management Stockholder’s Piggyback Shares and such Management Stockholder’s intended method of distribution and any other representations required by law.  Notwithstanding the foregoing, if the managing underwriter or underwriters of such Underwritten Offering advises the Company to the effect that the total amount of securities that the Holders and the Company propose to include in such Underwritten Offering is such as to materially and adversely affect the success of such offering (including by affecting the price per share in the offering), then the Company will include in such registration:

(a)                        in the case of a registration in connection with a sale of securities for the Company’s own account, (i) first, 100% of the securities that the Company proposes to sell for its own account, (ii) second, to the extent that the number of securities in clause (i) above is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of Piggyback Shares of the Holders, determined pro rata on the basis of the number of shares of Common Stock beneficially owned by each of the Holders; and

(b)                       in the case of a registration in connection with a sale of securities for the account of POI Acquisition or any other Holder (a “Demand Registration”), (i) first, 100% of the number of shares of Common Stock requested to be included in such Demand Registration by the demanding Holder, (ii) second, to the extent that the number of securities in clause (i) above, if applicable, is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of Piggyback Shares requested to be included in such offering by the other Holders, determined pro rata on the basis of the number of shares of Common Shares beneficially owned by each of the other Holders and (iii) third, to the extent that the number of securities in clauses (i) and (ii) above is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the securities sought to be included by the Company in the offering.

6.3                       Right to Terminate Registration.  The Company shall have the right to postpone, terminate or withdraw any registration initiated by it under this Section 6 prior to the effectiveness of such registration whether or not the Holders have elected to include Piggyback Shares in such registration.

SECTION 7.                                Management Stockholder’s Representations, Warranties and Agreements.

7.1                       In addition to agreeing to the restrictions on the transfer of shares of Purchase Stock set forth in Section 3, the Management Stockholder also agrees and acknowledges that he or she will not transfer any shares of Purchase Stock unless:

(a)                        the transfer is pursuant to an effective registration statement under the Securities Act and in compliance with applicable provisions of state securities laws; or

(b)                       (A) unless waived by the Company, counsel for the Management Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, that no such registration under the Securities Act is required because of the availability of an exemption from registration under the Securities Act and (B) if the Management Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the conditions in this Section 7.1, the Company and POI Acquisition each acknowledges and agrees that any transfer permitted under Sections 3.1(b) or 3.1(c) is deemed to be in compliance with this Agreement (including without limitation any restrictions or prohibitions herein) and no opinion of counsel is required in connection therewith.

7.2                       The certificate (or certificates) representing any shares of Purchase Stock shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON FEBRUARY 8, 2005, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT STOCKHOLDER’S AGREEMENT DATED AS OF FEBRUARY 8, 2005 AMONG PROTECTION ONE, INC., POI ACQUISITION, L.L.C. AND THE MANAGEMENT STOCKHOLDER NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF PROTECTION ONE, INC.).”

7.3                       The Management Stockholder acknowledges that he or she has been advised that (i) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Purchase Stock and (ii) a notation shall be made in the appropriate records of the Company indicating that the Purchase Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Purchase Stock.  If the Management Stockholder is an Affiliate of the Company, the Management Stockholder also acknowledges that (1) the shares of Purchase Stock must be held indefinitely and the Management Stockholder must continue to bear the economic risk of the investment in the shares of Purchase Stock unless it is subsequently registered under the Securities Act or an exemption from such registration is available, (2) when and if shares of the Purchase Stock may be disposed of without registration in reliance on Rule 144 of the rules and regulations promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule and (3) if the Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Securities Act.

7.4                       If any shares of the Purchase Stock are to be disposed of in accordance with Rule 144 under the Securities Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as POI Acquisition may reasonably request in connection with such sale, including an executed copy of any notice on Form 144 required to be filed with the SEC.

7.5                       The Management Stockholder agrees that, if any shares of Purchase Stock are offered to the public in an underwritten offering pursuant to an effective registration statement under the Securities Act (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Management Stockholder will not effect any public sale or distribution of any shares of Purchase Stock not covered by such registration statement during the period beginning seven days before (as estimated by the Company in good faith, and set forth in a notice to the Management Stockholder) and ending ninety (90) days (or such shorter period as may be consented to by the managing underwriter or underwriters, if any) after, the effective date of such registration statement.

7.6                       The Management Stockholder represents and warrants that (i) with respect to the shares of Purchase Stock, he or she has received and reviewed the available information relating to the shares of Purchase Stock, including having received and reviewed the documents related thereto, and (ii) he or she has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which he or she deems necessary to evaluate the merits and risks related to his or her investment in the shares of Purchase Stock and to verify the information contained in the information received as indicated in this Section 7.6, and he or she has relied solely on such information.

7.7                       The Management Stockholder further represents and warrants that (i) his or her financial condition is such that he or she can afford to bear the economic risk of holding the shares of Purchase Stock for an indefinite period of time and has adequate means for providing for his or her current needs and personal contingencies, (ii) he or she can afford to suffer a complete loss of his or her investment in the shares of Purchase Stock, (iii) he or she understands and has taken cognizance of all risk factors related to the purchase of the shares of Purchase Stock, (iv) his or her knowledge and experience in financial and business matters are such that he or she is capable of evaluating the merits and risks of his or her purchase of the shares of Purchase Stock as contemplated by this Agreement and (v) he or she is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

SECTION 8.                                Company’s Representations and Warranties.  The Company represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by Company and is enforceable against Company in accordance with its terms and (ii) the Purchase Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

SECTION 9.                                POI Acquisition’s Representations and Warranties.  POI Acquisition represents and warrants to the Management Stockholder that this Agreement has been duly authorized, executed and delivered by POI Acquisition and is enforceable against POI Acquisition in accordance with its terms.

SECTION 10.                          Recapitalizations, etc.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the shares of Purchase Stock, to any and all shares of Common Stock or any capital stock, partnership units or any other security evidencing ownership interests in the Company or any successor or assign of Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the shares of Purchase Stock by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

SECTION 11.                          Binding Effect.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.  In the case of a transferee permitted under Section 3.1 hereof (other than clause (a) thereof), such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 3.1 hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to POI Acquisition and the Company a valid undertaking and becomes bound by the terms of this Agreement.

SECTION 12.                          Amendment.  This Agreement may be amended only by a written instrument signed by the Parties hereto; provided that QDRF’s consent shall only be required with respect to amendments to Section 4.

SECTION 13.                          Assignability of Certain Rights by POI Acquisition.  POI Acquisition and QDRF shall have, without limitation, the right to assign any or all of its rights or obligations to purchase shares of Purchase Stock pursuant to this Agreement.

SECTION 14.                          APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 15.                          Severability.  If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

SECTION 16.                          Notices.  All notices and other communications provided for herein shall be in writing.  Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

(a)                                  If to the Company:

Protection One, Inc
1035 N. 3rd Street, Suite 101
Lawrence, Kansas 66044
Telephone:  785-575-1707
Facsimile:  785-575-1711
Attention:  Darius G. Nevin

(b)                                 If to POI Acquisition:

c/o Quadrangle Group LLC
375 Park Avenue
New York, New York 10152
Telephone: 212-418-1700
Facsimile: 212-418-1701
Attention: David Tanner

(c)                                  If to QDRF:

c/o Quadrangle Group LLC
375 Park Avenue
New York, New York 10152
Telephone: 212-418-1700
Facsimile: 212-418-1701
Attention: Michael Weinstock

(d)                                 If to the Management Stockholder, to him or her at the address set forth below under his or her signature;

or at such other address as any Party shall have specified by notice in writing to the other Parties.

[Signatures on next page.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

PROTECTION ONE, INC.

By:
Name:
Title:

POI ACQUISITION, L.L.C.

By:
Name:
Title:

QUADRANGLE MASTER FUNDING LTD

By:
Name:
Title:

MANAGEMENT STOCKHOLDER:

Name:

ADDRESS:

SHARES:
PURCHASE PRICE: